UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 16, 2023

 SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, Michael Leon, the principal accounting officer of Sealed Air Corporation (the “Company”), submitted his resignation to pursue other opportunities, effective at the end of March 2023. Mr. Leon’s resignation was a personal decision and is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices. Effective immediately following Mr. Leon’s resignation, Christopher J. Stephens, the Company’s Chief Financial Officer, will assume the role of principal accounting officer on an interim basis while the Company names a permanent replacement to fill that role.

Biographical and other information regarding Mr. Stephens is set forth in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 21, 2023, under the section “Information About Our Executive Officers”, and such information is incorporated by reference herein. There are no arrangements or understandings between Mr. Stephens and any other person requiring disclosure under Item 401(b) of Regulation S-K and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K. Mr. Stephens will not receive any additional compensation in connection with assuming the responsibilities of the principal accounting officer of the Company on an interim basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Angel S. Willis
	Name:	Angel S. Willis
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)
Date: March 21, 2023